EXHIBIT 21.1

KRANZCO REALTY TRUST
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1997

Kranzco Realty Trust is the sole shareholder of the following entities:


SUBSIDIARY                             OWNERSHIP
----------                             ---------
KRT Property Holdings, Inc.            Maryland
Parkway Plaza II Corp.                 Maryland
KR Trust One, Inc.                     Maryland
Lilac Connecticut Corp.                Connecticut
Lilac New York Corp.                   New York
KRT Union Corp.                        Delaware
KR Hillcrest Mall, Inc.                New Jersey
KR Collegetown, Inc.                   New Jersey
KR Orange, Inc.                        Connecticut
KR Brookhaven, Inc.                    Mississippi
KR Harrodsburg, Inc.                   Kentucky
KR Minnetonka, Inc.                    Minnesota
Kranzco Raynham, Inc.                  Massachusetts
KR Roseville, Inc.                     Minnesota
KR Tucson, Inc.                        Arizona
KR Bainbridge, Inc.                    Georgia
KR Cary, Inc.                          North Carolina
KR Morganton, Inc.                     North Carolina
KR Columbia, Inc.                      South Carolina
KR Columbus, Inc.                      Mississippi
KR Flint, Inc.                         Michigan
KR Livonia, Inc.                       Michigan
KR Richmond, Inc.                      Virginia
KR Spartanburg, Inc.                   South Carolina
KR Parkway Plaza I Corp.               Connecticut
KR Wampanoag, Inc.                     Rhode Island
KR Atlanta, Inc.                       Georgia
KR Holcomb, Inc.                       Georgia
KR Park Plaza, Inc.                    Georgia
KR Northpark, Inc.                     Georgia
KR Tower, Inc.                         Georgia
KR Mableton, Inc.                      Georgia

KR Development, Inc.         5/97      100%         PA corp.
KR Development, L.P.         5/97       99%         PA ltd. partnership
(KR Development, Inc. is 1% General Partner in Limited Partnership)

KR Best Associates, Inc.     9/93      100%         PA corp.
KR Best Associates, L.P.     9/93       99%         PA ltd. partnership
(KR Best Associates, Inc. is 1% General Partner in Limited Partnership)

KR Street, Inc.              9/93      100%         PA corp.
KR Street Associates, L.P.   9/93       99%         PA ltd. partnership
(KR Street, Inc. is 1% General Partner in Limited Partnership)

KR MacArthur, Inc.           9/93      100%         PA corp.
KR MacArthur Associates,L.P. 9/93       99%         PA ltd. partnership
(KR MacArthur, Inc. is 1% General Partner in Limited Partnership)

KR Manchester, Inc.          4/94      100%         CT corp.

KR Suburban, Inc.            1/94      100%         NJ corp.
KR Suburban, LP              1/94       99%         NJ limited partnership
(KR Suburban, Inc. is 1% General Partner in Limited Partnership)

KR 69th Street, Inc.         1/94      100%         PA corp.
KR 69th Street, LP           1/94       99%         PA limited partnership
(KR 69th Street, Inc. is 1% General Partner in Limited Partnership)

KR Fox Run, Inc.             7/94      100%         MD corp.
Fox Run, Limited
Partnership Acquired         7/94       99%         AL limited partnership
(KR Fox Run, Inc. is 1% General Partner)

KR Marumsco, Inc.            3/95      100%         MD corp.
KR Marumsco II, Inc.         4/95      100%         MD corp.
(Note:  KR Marumsco, Inc. owns 99% GP interest and KR Marumsco II, Inc. owns 1%
 GP interest in Marumsco-Jefferson Joint Venture, a VA general partnership - purchased by the two corps in 4/95)

KR Culpeper, Inc.            3/95      100%         MD corp.
KR Culpeper II, Inc.         4/95      100%         MD corp.
(Note: KR Culpeper, Inc. owns 99% GP interest and KR Culpeper II, Inc. owns 1% GP interest in Culpeper Shopping Center Joint Venture, a MD general partnership
 - purchased by the two corps in 4/95)

KR Campus, Inc.              3/95      100%         MD corp.
KR Campus II, Inc.           4/95      100%         MD corp.
(Note: KR Campus, Inc. owns 99% GP interest and KR Campus II, Inc. owns 1% GP interest in Campus Village Shopping Center Joint Venture, a MD general partnership - purchased by the two corps in 4/95)

KR Hillcrest,  Inc.          3/95      100%         MD corp.
Hillcrest Plaza
Limited Ptnrshp     Acquired 4/95       99%         LPMD limited partnership
(KR Hillcrest, Inc. is 1% general partner in Hillcrest Plaza Limited
Partnership)

KR Coral Hills,  Inc.        3/95      100%         MD corp.
Coral Hills Assoc.
Limited Ptnrshp     Acquired 4/95       99%         LPMD limited partnership
(KR Coral Hills, Inc. is 1% general partner in Coral Hills Associates Limited Partnership)

KR Pilgrim, Inc              6/96      100%         PA corp.
KR Pilgrim, LP               6/96       99%         PA LP
(Note:  KR Pilgrim, Inc. is 1% General Partner in limited partnership)

KR Bradford Mall, Inc.       6/96      100%         PA corp.
KR Bradford Mall, LP         6/96       99%         PA LP
(Note:  KR Bradford, Inc. is 1% General Partner in limited partnership)

KR Valley Forge, Inc.        6/96      100%         PA corp.
KR Valley Forge, LP          6/96       99%         PA LP
(Note:  KR Valley Froge, Inc. is 1% General Partner in limited partnership)

**KR Barn, Inc.           2/21/97       100%        PA corp.
KR Barn, L.P.             2/21/97        99%        PA LP
(Note: KR Barn, Inc. is 1% General Partner in limited partnership - ** NOTE THAT THIS ENTITY OWNS ONLY THE CINEMA PORTION OF THE BARN PROPERTY)